AMENDMENT TO
                             Participation Agreement

     This amendment to the Participation Agreement ("Amendment") is entered into and is effective this 29th day of June, 2001 by and among IDS Life Insurance Company the "Company") and MFS Variable Insurance Trust (the "Trust"), and Massachusetts Financial Services Company ("MFS").

     WHEREAS, the parties to this Amendment have previously executed that certain Participation Agreement dated March 1, 2000 ("Agreement");

     WHEREAS, the parties to this Amendment wish to amend the Agreement to comply with applicable federal and state privacy laws and regulations; and

     WHEREAS, the Company wishes to update its address for notice purposes pursuant to the terms of the Agreement; and

     WHEREAS, the parties to this Amendment wish to amend Schedule A pursuant to the terms of the Agreement.

     NOW THEREFORE, in consideration of the terms, covenants and conditions contained herein and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties to this Amendment agree to amend the Agreement as follows:

1. Use of Nonpublic Personal Information. The Company, the Trust and MFS agree to take all necessary steps to comply with applicable regulations protecting the privacy of consumer and customer financial information (as defined in such regulations). To the extent the Trust or MFS or agents of either provide the Company with any nonpublic personal information (as defined in such regulations) to perform services or functions on behalf of the Trust or MFS, the Company agrees (i) not to disclose or use any such information for any purpose other than to carry out the purposes for which the Trust, MFS or their agents disclosed the information or as permitted by law in the ordinary course of business to carry out those purposes; and
     (ii) to contractually require all its agents, representatives, or any other party to whom the Company may provide access to or disclose nonpublic personal information to limit the use and disclosure of nonpublic personal information to that purpose. To the extent the Company or its agents provide the Trust, MFS or their agents with any nonpublic personal information to perform services or functions on the Company's behalf, the Trust, MFS and their agents agree (i) not to disclose or use any such information for any purpose other than to carry out the purposes for which the Company disclosed the information or as permitted by law in the ordinary course of business to carry out those purposes; and (ii) to contractually require all their agents, representatives, or any other party to whom the Trust, MFS or their agents may provide access to or disclose nonpublic personal information to limit the use and disclosure of nonpublic personal information to that purpose. The Company, the Trust and MFS agree to adopt policies and procedures that address administrative, technical and physical safeguards for the protection of customer records and information.

2. Notice.The Company hereby updates its address for the purposes of notice in accordance with Article XII of the Agreement as follows:

                           IDS Life Insurance Company
                           1765 AXP Financial Center
                           Minneapolis, Minneapolis 55474
                           Attention: Executive Vice President, Annuities Fax (612) 671-3866


                  with a copy to:

                           IDS Life Insurance Company
                           50607 AXP Financial Center
                           Minneapolis, Minneapolis 55474
                           Attention: General Counsel's Office
                           Fax (612) 671-3767

3. Schedule A is deleted in its entirety and replaced with the Schedule A as attached hereto.

4. In the event of a conflict between the terms of this Amendment and the Agreement, it is the intention of the parties that the terms of this Amendment shall control and the Agreement shall be interpreted on that basis. Except as modified by this Amendment, the Agreement is hereby ratified and confirmed and shall remain in full force and effect.

     IN WITNESS WHEREOF, each party has executed this Amendment by a duly authorized officer.

IDS LIFE INSURANCE COMPANY                 Attest:

By:  /s/ Gumer C. Alvero                   By:  /s/ Mary Ellyn Minenko
     ----------------------------              ------------------------------
Printed                                    Printed
Name:    Gumer C. Alvero                   Name:    Mary Ellyn Minenko
As Its:  Executive Vice President,         As Its:  Assistant Secretary
         Annuities

MFS VARIABLE INSURANCE TRUST               MASSACHUSETTS FINANCIAL
                                           SERVICES COMPANY

By:  /s/ James R. Bordewick, Jr.           By: /s/ Arnold D. Scott
     ----------------------------              ------------------------
Printed                                    Printed
Name:    James R. Bordewick, Jr.           Name:   Arnold D. Scott
As Its:  Assistant Secretary               As Its: Senior Executive
                                                   Vice President

                                                            As of June 29 , 2001
                                   SCHEDULE A

                        Accounts, Policies and Portfolios
                     Subject to the Participation Agreement

===================================== ================================== ============================ =============================
           Name of Separate                                                       Share Class
           Account and Date                     Policies Funded            (Initial or Service Class)             Portfolios
  Established by Board of Directors           by Separate Account                                           Applicable to Policies

===================================== ================================== ============================ =============================
IDS Life Variable Account 10, August  American Express Retirement Advisor       Service Class         MFS(R) Investors Growth Stock
23, 1995                              Variable Annuity(R)                                             Series
                                                                                                      MFS(R) New Discovery Series
                                      American Express Retirement Advisor                             MFS(R) Utilities Series
IDS Life Variable Life Separate       Variable Annuity(R) -
Account,                              Band 3
October 16, 1985
                                      American Express(R) Retirement
                                      Advisor Advantage Variable Annuity

                                      American Express(R) Retirement
                                      Advisor Advantage Variable Annuity
                                      - Band 3

                                      American Express(R) Variable
                                      Universal Life Insurance

                                      American Express(R) Variable
                                      Universal Life III

                                      American Express(R) Variable
                                      Second-To-Die Life Insurance

                                      American Express(R) Succession Select
                                      Variable Life Insurance
------------------------------------- ---------------------------------- ---------------------------- -----------------------------